MERRILL LYNCH GLOBAL ALLOCATION FUND

FILE # 811-5576

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
6/8/2005	China Shenhua Energy	18,100,000	3,063,500,000	China International Capital Deutsche Bank Merrill Lynch Far East BNP Paribas Peregrine Cap. ICEA Capital CITIC Capital Markets DBS Asia Capital First Shanghai Guangdong Sec South China Tai Fook Sec.
6/10/2005	Southern Peru Copper	206,100	20,978,497	Citigroup UBS Sec Merrill Lynch Scotia Capital BNP Paribas
6/15/2005	Metlife	372,100	72,000,000

Banc of America

Goldman Sachs

Merrill Lynch

Citigroup

Lehman Brothers

Morgan Stanley

UBS Securities

Wachovia Capital

Robert W. Baird & Co.

Deutsche Bank

A.G. Edwards

HSBC Secs. (USA)

J.J.B. Hilliard

Janney Montgomery

JP Morgan

KeyBanc Capital Markets

Morgan Keegan

RBC Dain Rauscher

Raymond James

Charles Schwab

Wells Fargo

Advest

BB&T Capital Markets

M.R. Beal

Blaylock & Co.

Davenport & Co.

Ferris, Baker Watts Inc.

Guzman & Co.

H&R Block

Legg Mason

Muriel Siebert

Oppenheimer & Co.

Piper Jaffray

Samuel A. Ramirez

8/10/2005	Refco	75,000	25,000,000

Credit Suisse First Boston LLC

Goldman, Sachs & Co.

Banc of America Securities

Merrill Lynch, Pierce

Deutsche Bank

J.P. Morgan Securities

Sandler O’Neill & Partners

HSBC Securities (USA)

William Blair & Company

Harris Nesbitt Corp.

CMG Institutional Trading

Samuel A. Ramirez

Muriel Siebert & Co.

The Williams Capital Group,

Utendahl Capital Partners, L.P